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                                                                       Exhibit 6

[SUTHERLAND ASBILL & BRENNAN LLP]







                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectuses included in Post-Effective Amendment No. 11 to the Registration Statement on Form S-6 for Zenith Flexible Life, issued through the New England Variable Life Separate Account (File No. 33-88082). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By: /s/ Kimberly J. Smith
   ----------------------------
     Kimberly J. Smith

Washington, D.C.
November 9, 2000